Exhibit 99.1

Monday, September 19, 2016

Contact:

Salisbury Bancorp, Inc.

Richard J. Cantele, Jr.

President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY TO PRESENT AT FIG PARTNERS ANNUAL BANK CEO FORUM

Lakeville, Connecticut, September 19, 2016/Globe Newswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today that its President and Chief Executive Officer, Richard J. Cantele, Jr., and Chief Financial Officer, Donald E. White, will make a presentation at the 12th Annual FIG Partners Bank CEO Forum held in Atlanta, GA on September 19-20, 2016.

Presentation slides are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under News & Market Information\Presentations.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York; and Great Barrington, South Egremont and Sheffield, Massachusetts. Salisbury Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.